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                               December 23, 1996


Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE  19713

             RE: PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA PROVIDENTMUTUAL VARIABLE LIFE SEPARATE ACCOUNT
                  (FILE NO.333-10321)

Gentlemen:

             We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of pre-effective amendment number 1 to the Form S-6 registration statement (File No. 333-10321) for Providentmutual Variable Life Separate Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND, ASBILL & BRENNAN



                                        By:
                                            -------------------------
                                               Susan S. Krawezyk